SECOND EXTENSION TO EMPLOYMENT AGREEMENT

            SECOND EXTENSION TO EMPLOYMENT AGREEMENT dated as of June 2, 1997 to "EMPLOYMENT AGREEMENT" dated as of September 23, 1993 (the "Employment Agreement") between Dare P. Johnston (hereinafter referred to as the Employee) and TII-Ditel (A Division of TII Industries, Inc.), (hereinafter referred to as the "Company").

            WITNESSETH

            WHEREAS, on August 14, 1995, the parties extended the term of the Agreement until September 23, 1999;

            WHEREAS, the parties desire to amend and extend the Employment Agreement;

            NOW, THEREFORE, in consideration of the premises, the Company and the Employee hereby agree as follows:

1. Section 1 "Term" shall be amended to extend the Agreement for an additional three years, from May 1, 1997 to April 30, 2000.

2. Section 3 "Compensation" shall be replaced, in its entirety, by the following:

            Compensation: During the term of this Agreement, the Company agrees to pay Employee, and Employee agrees to accept, annual salary of One Hundred, Thirty-Three Thousand dollars ($133,000.00) payable every two weeks, less all applicable taxes, for all services rendered by Employee hereunder. Employee's annual salary shall be reviewed at the end of each year of employment hereunder and shall receive an increase of up to 1 0% per year but not less than the percentage of increase of the Local Component of the National Consumer Index issued by the United States Department of Labor unless financial factors of the Company deem otherwise as determined by the Chairman. In addition, Employee shall be eligible to participate in the Company's Executive Bonus Plan should the Company adopt one.

3.          A new Section 11[C][c] shall be added as follows:

            Notwithstanding anything in this Agreement to the contrary, the Company may terminate the Employee's employment for reasons other than Cause.

4.          A new Section 11[E] shall be added as follows:

[E] Severance: In the event the Employee's employment hereunder shall be terminated by the Company for other than Cause, death or disability, or by the Employee pursuant to Section



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Second Extension to Employment Agreement
Page 2 of 2




            11[D] hereof, (1) the Employee shall thereupon receive as severance pay in a lump sum the amount of salary and bonuses pursuant to the Company's executive bonus incentive plan, if any, which the Employee would have received for the remaining term of this Agreement (including any extension of the Agreement mutually agreed upon by the parties), provided, however, that in no event shall such lump sum payment be less than six months salary and bonus; and (2) the Employee's (and her dependents') participation in any medical, dental and other insurance plans shall be continued, or equivalent benefits provided to her or them by the Company, at no cost to her or them, for a period of one year from the termination; and (3) any options granted to the Employee which have not, by the terms of the options, vested shall be deemed to have vested at the termination of employment, and shall thereafter be execisable for the maximum period of time allowed for exercise thereof under the terms of the applicable Company stock option plan(s), provided that such period shall not be less than 90 days following such termination. An election by the Employee to terminate her employment under the provisions of Section 11[D] shall not be deemed a voluntary termination of employment of the Employee for the purpose of interrupting the provisions of any of the Company's employee benefits plans, programs or policies.

5.          Except  as  specifically  set  forth  herein,   all  the  terms  and
            conditions of the Employment Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, this instrument has been executed and delivered as of the date fist written above.

                                         TII-DITEL
                                         (A Division of TII INDUSTRIES, INC.)



                                          /s/ Timothy J. Roach
                                         ------------------------------
                                         By:   Timothy J. Roach
                                                 Chairman of the Board



                                          /s/ Dare P. Johnston
                                         ------------------------------
                                         Employee
                                         Dare P. Johnston